UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 3, 2018
(Date of earliest event reported)

Royale Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-55912	81-4596368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Cordell Court, Suite 210
El Cajon, California 92020
(Address of principal executive offices) (Zip Code)

(619) 383-6600
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.          □

Item 2.01          Completion of Acquisition or Disposition of Assets

On December 3, 2018, Royale Energy, Inc. (“Royale”) completed the previously announced acquisition of interests in oil fields from West Coast Energy Properties Limited Partnership (“WCE”), a privately held limited partnership, pursuant to a September 19, 2018 agreement with WCE (the “WCE Agreement”).  Royale directly acquired non-operated interests in the Jameson North field in the Permian Basin in West Texas and the Big Mineral Creek field in the Marietta Basin in North Texas.  Royale’s joint venture partner, RMX Energy, LLC (“RMX”), acquired non-operated interests in the Whittier field in the LA Basin and Bellevue field in the San Joaquin Basin in California.

Prior to completion of the acquisition, Royale entered into an agreement with its joint venture partner, RMX Energy, LLC (“RMX”), under which RMX assumed certain rights and obligations under the WCE Agreement with WCE.  Pursuant to the agreement between Royale and RMX:

•
Royale acquired the Jameson North and Big Mineral Creek interests in Texas and has become the operator of the Jameson North field.  If Royale sells the Jameson North and/or Big Mineral Creek interests within on or before December 3, 2019, RMX will be entitled to receive 50% of the sales proceeds.

•
RMX paid the agreed purchase price stated in the WCE Agreement to WCE and in exchange received the interests in the Whittier field and Bellevue field in California where Royale already has a joint venture with RMX Resources.  Royale also assigned RMX an overriding royalty interest in the Jameson North interests, of 3% of production in excess of base production of 37 barrels of oil per day.  If Royale sells the all of the Jameson North interests, the 3% override will terminate.

•	Royale retained the right to acquire up to 50% of the West Whittier and Bellevue California assets from RMX on or before December 31, 2018, on the same terms and conditions as RMX acquired them.
An affiliate of Royale is currently the operator of the West Whittier and Bellevue leases.  Royale agreed that if it is named the operator of those West Whittier and Bellevue lease interests which were acquired by RMX under the WCE Agreement, Royale will reduce its monthly management services fee, currently being paid to Royale by RMX, by $50,000 per month.

The WCE Agreement was previously filed with the SEC as Exhibit 2.1 to Royale’s Report on Form 8-K filed with the SEC on September 20, 2018, and the agreement between Royale and RMX Resources was filed with the SEC as Exhibit 10.31 to Royale’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.  The above discussion should be read in conjunction with these two agreements for a complete set of the terms and conditions of the acquisition.

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits

2.1
Purchase and Sale Agreement between Royale Energy, Inc., and West Coast Energy Properties Limited Partnership, incorporated by reference to Exhibit 2.1 of Royale’s Form 8-K dated September 19, 2018, filed with the SEC on September 20, 2018.

2.2	Acquisition Notification and Amendment between Royale and RMX Resources, LLC, incorporated by reference to Exhibit 10.31 of Royale’s Form 10-Q for the quarter ended September 30, 2018..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: December 10, 2018	By:	/s/ Stephen M. Hosmer
	Name:	Stephen M. Hosmer
	Title:	Chief Financial Officer